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                                                                   Exhibit 10.7


bing51RESEARCH AGREEMENT


      RESEARCH AGREEMENT effective the 1st day of January, 1995 by and between YALE UNIVERSITY, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut (the "University") and ONCORPHARM, INC., a Delaware corporation having its principal offices at 209 Perry Parkway, Gaithersburg, Maryland 20877 (the "Sponsor").

                            W I T N E S S E T H :

      WHEREAS, in pursuit of its educational purposes, which include research and training, the University undertakes scholarly, research, and experimental activities in a variety of academic disciplines including the field of Oligonucleotide Mediated Gene Therapy; and

      WHEREAS, the Sponsor wishes to fund and desires that the University undertake a research program in the above-named field as described more fully in Exhibit A, attached hereto; and

      WHEREAS, in furtherance of its scholarly, research, and instructional interests, the University is willing to undertake such research upon the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

      1. Scope of Research. During the term of this Agreement, the University shall use its best efforts to perform the research program described in Exhibit A, attached hereto and which hereby is incorporated herein (the "Research"). Notwithstanding the foregoing, the University makes no warranties or representations regarding its ability to achieve, nor shall it be bound hereby to accomplish, any particular research objective or results.

      2.  Personnel.

      (a) The Research shall be performed by and under the supervision and direction of Peter M. Glazer, while employed by the University, who shall be designated the principal investigator, together with such additional personnel as may be assigned by the University.
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      (b) The University has disclosed to Sponsor any existing activities, projects or agreements where Peter Glazer is the Principal Investigator. It is understood that the University and the personnel performing the Research hereunder may be or become involved in other activities and projects in the future which may entail commitments to other sponsors. However, the University will use its best efforts to avoid any conflicts between the terms of this Agreement and any commitments to other sponsors. In the event that a potential or actual conflict arises between the terms of this Agreement and any commitments to other Sponsors, the University shall give written notice thereof to Sponsor, as soon as practicable after the University receives notice of the potential or actual conflict.

      3. University Policies and Procedures. All Research conducted hereunder shall be performed in accordance with established University policies and procedures, including, but not limited to, policies and procedures applicable to research involving human subjects, laboratory animals, and hazardous agents and materials.

      4. Reimbursement of Costs.

      (a) The Sponsor shall reimburse the University for all direct and indirect costs incurred by the University in connection with the Research, in accordance with the budget set forth as Exhibit B, attached hereto and which hereby is incorporated herein; provided, however, that the University and the Sponsor may at any time amend Exhibit B by mutual agreement.

      (b) The Sponsor shall make quarterly advance payments to the University to fund reimbursable costs hereunder according to the budget set forth on Exhibit B attached hereto.

      (c) An accounting of actual costs incurred in accordance with Article 4(a) shall be furnished to Sponsor within 90 days after the end of each year during the term of this Agreement. All checks shall be made payable to Yale University, shall include reference to the Principal Investigator, and shall be sent to:

      Cashier
      P.O. Box 208231 Yale Station
      New Haven, Connecticut  06520-8231

      5. Research Reports. The University shall furnish to Sponsor during the term of this Agreement periodic informal reports regarding the progress of the Research. A final report setting forth the significant research findings shall be prepared by the University and submitted to Sponsor within a reasonable period following the expiration of the term of this Agreement or the effective date of early termination.
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      6. Publication. In order to avoid the loss of valuable patent rights in those countries where any disclosure of an invention by publication or otherwise is a bar to patentability, the University agrees to use its best efforts to assure that the principal investigator and other University employees and/or students delay the dissemination or publication of any information developed in the course of performance of the Research until forty-five (45) days after the Sponsor has been furnished the full text of any proposed dissemination or publication. If the Sponsor determines that such dissemination or publication would jeopardize patent rights granted to Sponsor under this Agreement, the Sponsor shall notify the University in writing within the forty-five (45) day period and may elect in such notice to delay the proposed publication for a further brief period, not to exceed forty-five (45) days, in order to protect potential patent rights of any invention described therein.

      7. Confidential Information. Subject to the following exceptions all confidential information of the Sponsor disclosed by it to the University in connection with the Research hereunder and identified in writing by the Sponsor as confidential will be treated by the University as confidential and will not be disclosed by anyone and will only be used for the purpose of the Research by the principal investigator and other personnel who are assigned to perform the Research, throughout the term hereof and a period of three (3) years from the date of termination of this Agreement. The University will use reasonable efforts to safeguard the confidentiality of such confidential information furnished by the Sponsor hereunder, and will identify such restriction to its employees, students and associates assigned to the Research, unless the University can evidence any of the following:

      (a) the information is in the public domain or subsequently enters the public domain through no fault of the University;

      (b) the information is presently known or becomes known to the University from its own independent sources;

      (c) the information has been received by the University from a third party not under any obligation to keep such information confidential;

      (d) the information is required to be disclosed by law;

      (e) the information has been developed independently at University by persons who had no direct or indirect access to the information provided by Sponsor.
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      8. Patents.

      (a) The University shall be entitled to ownership of any invention or know-how first conceived or discovered solely by the University's employee(s). To the extent that it has the legal right to do so and in the event that Sponsor does not already hold a license to such invention or know-how under the terms of that certain License Agreement between the University and Sponsor dated January __, 1995, the University shall grant the Sponsor an option to an exclusive worldwide license to any and all such inventions or know-how made only in the field of Research and solely owned by the University, on such reasonable terms and conditions, including reasonable royalties, as the parties may mutually agree upon in writing, subject to the rights, if any, of the United States Government under any applicable law or regulation. Sponsor may exercise its option under Section 8(a) hereof, in each case, by submitting to the University written notice of its decision to exercise its option, within ninety (90) days of receipt of the written notice from the University disclosing the invention or know-how. In the event that Sponsor exercises its option, the parties shall use their respective best efforts to reach agreement as promptly as possible as to the definitive terms for the exclusive license of the invention or know-how to Sponsor. The University may not commercialize itself nor license third parties to use or commercialize any such invention or know-how until it has first given, in each case, written notice and disclosure of such invention or know-how to Sponsor and either Sponsor has failed to exercise its option within ninety (90) days of receipt of the University's notice or Sponsor has notified the University in writing that it will not be exercising its option. The University may then license the inventions and know-how specified in the University's notice and disclosure to Sponsor to third parties.

      (b) The Sponsor shall own title to any invention or know-how first conceived or discovered solely by Sponsor's employee(s), except that title shall be jointly owned by the Sponsor and the University if such invention was first conceived or discovered using University's facilities.

      (c) The Sponsor and the University shall jointly own title to any invention or know-how first conceived or discovered jointly by Sponsor's employee(s) and the University's employee(s) during the term of the Agreement.

      (d) The University and Sponsor shall promptly disclose to each other in writing any invention or know-how first conceived or discovered in the performance of the Research in the field of the Research.

      (e) The Sponsor may elect in the first instance to file and prosecute a patent application at its own expense on any invention first conceived or discovered during the Research if it is
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either solely owned by the University and licensed by Sponsor or if it is jointly owned; however, the University may itself file and prosecute at its own expense any such patent application, if the Sponsor has not filed a patent application on such invention within sixty (60) days after receipt of notice and disclosure of such invention.

      (f) For the purposes of this Agreement, the term "know-how" shall mean any and all technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data, relating to an invention first conceived or first actually reduced to practice solely or jointly in the performance of the Research, including but not limited to know-how which is not disclosed in a patent application or patent.

      (g) In relation to any jointly owned inventions and know-how resulting from the Research, Sponsor and the University hereby agree as follows:

            (i) Sponsor may use any jointly owned inventions or know-how for internal non-commercial purposes without the need to obtain any consent from the University;

            (ii) University may use any jointly owned inventions and know-how for internal non-commercial purposes without the need to obtain any consent from Sponsor;

            (iii) Sponsor shall have the right to commercialize and the option to exclusively commercialize any jointly owned invention or know-how. Subject to the provisions of this Subsection 8(g)(iii), Sponsor shall exercise its option, in each case, within ninety (90) days after receipt of written notice from the University (or dispatch if Sponsor gives the written notice) of the discovery of a jointly owned invention or know-how (the "Exclusive Option Period"), by submitting written notice to the University to such effect. In the event that Sponsor exercises its option, the parties shall use their respective best efforts to reach agreement as promptly as possible as to the definitive terms for the exclusive commercialization of the invention or know-how by Sponsor, on reasonable terms and conditions, including reasonable royalties to the University taking into consideration the joint ownership of the invention or know-how, as the parties may mutually agree upon in writing. Such an agreement as to commercialization of the jointly owned inventions and know-how shall be subject to the rights, if any, of the United States Government under any applicable law or regulation. The University may not commercialize itself nor license third parties to use or commercialize the jointly owned inventions or know-how unless, in each case, the Sponsor has
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            previously notified the University in writing that it does not wish to exercise its option to exclusively commercialize such invention or know-how or the Exclusive Option Period has passed without notification from Sponsor. In the case that Sponsor notifies the University in writing that it does not wish to exercise its option, Sponsor shall notify the University whether it intends to commercialize its undivided rights in the joint invention or know how. If Sponsor intends to commercialize the joint invention, then the University may similarly commercialize its undivided rights in the joint invention. If Sponsor decides it will not commercialize the joint invention, then Sponsor and Yale shall have ninety (90) days to discuss and agree upon how the parties shall market the jointly owned invention or know-how and how any expenses and income related to patenting and commercializing such joint invention or know-how shall be distributed between the two parties.

      9. Ownership of Property. Title to any equipment purchased or manufactured in the performance of the work funded under this Agreement shall vest in the University.

      10. Term and Termination.

      (a) This Agreement shall be effective for an initial term of two years commencing on the date hereof, and may be extended thereafter by mutual agreement of the parties in writing; provided, however, that the provisions hereof relating to confidential information, rights in patents and copyrights and ownership of property under paragraphs 7, 8 and 9 shall survive such termination.

      (b) Notwithstanding the foregoing, the Sponsor shall have the right to terminate this Agreement immediately by written notice to the University if Peter M. Glazer ceases to be the principal investigator because of termination of his employment by the University, his death, or extended absence, or other similar reasons.

      (c) Notwithstanding the foregoing, this Agreement may be terminated by either party at any time upon 180 days advance written notice to the other party. Upon receipt of notice of early termination, the University shall use its best efforts promptly to limit or terminate any outstanding commitments and to conclude the work. All costs associated with such termination shall be reimbursable including, without limitation, all non-reimbursed costs and non-cancelable commitments incurred prior to the receipt of the notice of termination.

      (d) Within 120 days following expiration of the term hereof or the effective date of termination, the University shall submit to the Sponsor a final report of all actual costs and
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commitments incurred and all funds received under this Agreement, which report shall be accompanied by a check in the amount of any excess of funds advanced over costs and allowable commitments incurred, or alternatively by an invoice for any excess of costs and commitments incurred over funds advanced.

      11. Notices. Any notices given under this Agreement shall be in writing and shall be deemed delivered when sent by first- class mail, postage prepaid, addressed to the parties as follows (or at such other addresses as the parties may notify each other in writing):

      Yale University:                      Sponsor:
      ----------------                      --------
      Yale University School of Medicine    OncorPharm, Inc.
      Grant and Contract Administration     209 Perry Parkway
      333 Cedar Street, L203 SHM            Gaithersburg, MD  20877
      New Haven, CT  06510                  ATTN:  Mr. Stephen Turner
      ATTN:  Verna M. Lingis                       Chief Executive Officer
             Associate Director

      With a copy to:                       With a copy to:
      ---------------                       ---------------
      Dr. Peter Glazer                      Brobeck, Phleger & Harrison, LLP
      Therapeutic Radiology                 1301 Avenue of the Americas
      Yale School of Medicine               New York, New York  10019
      333 Cedar St, HRT                     ATTN:  Richard R. Plumridge, Esq.
      New Haven, CT  06510

      12. Use of Name. Sponsor shall not use the name "Yale" or "Yale University" for any purpose without prior written consent obtained from YALE in each instance, except for the purposes of referring to this Agreement a) in a press release reviewed and approved by YALE after execution of this Agreement and b) required disclosures to be made in documents supplied by Sponsor in connection with financings. The restrictions specified in this Section 12 shall not apply to the dissemination of information that has previously been approved and released by YALE in accordance with this Section 12.

      13. Relationship of the Parties. The University, for all purposes related to this Agreement, shall be deemed an independent contractor of the Sponsor, and nothing in this Agreement shall be deemed to create a relationship of employment or agency or to constitute the parties as partners or joint venturers.

      14. Indemnification. The Sponsor hereby waives and agrees to indemnify, defend,
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and hold the University harmless from and against any loss, claim, damage, or liability of any kind involving an employee of the Sponsor arising out of or in connection with this Agreement, and not caused by intentional actions of the University.

      15. NO WARRANTIES. THE UNIVERSITY MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF THE RESEARCH OR ANY INVENTIONS OR PRODUCT, TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH RESULTS OR OF ANY SUCH INVENTION OR PRODUCT. The University shall not be liable for any direct, consequential, or other damages suffered by the Sponsor or by any Licensee or any others resulting from the use of the research results or any such invention or product.

      16. Force Majeure. The University and the Sponsor shall not be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the University's control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.

      17. Assignment. This Agreement may be assigned by Sponsor to an affiliate (meaning any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Sponsor) or as part of its entire business relating to the Research, provided Sponsor remains liable for all obligations hereunder. Sponsor may also assign its rights and benefits under this Agreement if University approves the assignment in writing, which approval shall not be unreasonably withheld. In the event of such transfer, the transferee shall assume and be bound by the provisions of this Agreement. It shall be deemed to be reasonable if Sponsor assigns to a responsible company and agrees to remain responsible on an ongoing basis for performance by the assignee company.

      18. Severability. In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

      19. Entire Agreement. This Agreement and the Exhibits hereto contain the entire
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agreement between the parties. No amendments or modifications to this Agreement shall be effective unless made in writing and signed by authorized representatives of both parties.

      20. Similar Research. Nothing in this Agreement shall be construed to limit the freedom of the University or of its researchers who are not participants under this Agreement, from engaging in similar research made under other grants, contracts or agreements with parties other than the Sponsor.

      21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

YALE UNIVERSITY                         ONCORPHARM, INC.


By  /s/ JANET H. ACKERMAN               By /s/ Stephen Turner
    ---------------------------            -------------------------

Title  ASSOCIATE VICE PRESIDENT         Title CHAIRMAN
       FOR FINANCE


Date  2/15/95                           Date 1/29/95

Principal Investigator

/s/ Peter Glazer
-------------------------
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Peter M. Glazer
Department of Therapeutic Radiology
Yale University School of Medicine

Research Proposal to OncorPharm, Inc.
"Exhibit A" *





* CONFIDENTIAL TREATMENT REQUESTED

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                                             *
Personnel

Supplies



Total Direct Cost

Indrect Cost Rate

Indirect Costs



Total Costs




/s/ Susan Galli
-----------------------------
Susan Galli
Associate Administrator
Therapeuric Radiology

* CONFIDENTIAL TREATMENT REQUESTED
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FIRST YEAR DETAILED BUDGET                   *

Personnel:

Peter M. G1azer

Post-doc associate


Sub-total:


Supplies:

Plasticware, disposables
Cell culture, media, serum, reagents
Enzymes, biochemicals
Microbiologic reagents
Isotopes, film
Oligonucleotides

Sub-total:


Total

Direct costs

Indirect costs (25%)

Total costs


* CONFIDENTIAL TREATMENT REQUESTED